UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: May 10, 2016

(Date of earliest event reported)

Arcadia Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37383	81-0571538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

202 Cousteau Place, Suite 105

Davis, CA 95618

(Address of principal executive offices, including zip code)

(530) 756-7077

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 10, 2016, Arcadia Biosciences, Inc. (the “Company”) issued a press release announcing financial results for the first quarter ended March 31, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Form 8-K and the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the press release attached as Exhibit 99.1 shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2016, the Company announced Raj Ketkar as the new President and Chief Executive Officer of the Company, effective May 23, 2016 (“Effective Date”). Mr. Ketkar, age 62, brings nearly 35 years of agriculture and agricultural biotechnology business experience in the U.S. and internationally. Mr. Ketkar spent more than 30 years in a variety of business, operations, and strategy roles for Monsanto Company, during which time he demonstrated successes in agricultural trait commercialization and growth around the globe. As joint managing director of Mahyco-Monsanto Biotech Ltd. in India, Mr. Ketkar led the launch of Bt cotton, the country’s first agricultural biotechnology product.  In addition to his operations and trait commercialization experience, Mr. Ketkar served as director of biotechnology strategy for Monsanto, where he led the development of the company’s trait stacking technology from 2009 to 2012.  From January 2013 until his current appointment, Mr. Ketkar served as the principal consultant of RDK Global Consulting LLC, a U.S.-based firm specializing in working with companies in the U.S. and Asia.   Mr. Ketkar has a bachelor of technology degree in Chemical Engineering from the Institute of Technology, Banaras Hindu University, India, an MS in Chemical Engineering from Oklahoma State University, and an MBA from University of New Orleans. A copy of the press release issued by the Company on May 10, 2016 is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company has entered into an offer letter with Mr. Ketkar in connection with his appointment. The offer letter establishes Mr. Ketkar’s annual base salary of $350,000 and his target bonus opportunity of 40% of his annual base salary.  Additionally, the offer letter provides for a grant of multiple options to purchase shares of the common stock of the Company as follows:  200,000 shares at the closing price per share of the common stock of the Company on the date of grant, which will be the Effective Date; 225,000 shares at $6.00 per share; 225,000 shares at $8.00 per share; 50,000 shares at $12.00 per share; and 50,000 shares at $15.00 per share.  Mr. Ketkar’s right to exercise each option vests over 4 years (25% on the one-year anniversary of the Effective Date, with the remaining 75% vesting in 36 equal monthly installments thereafter), subject to his continued service.  Mr. Ketkar also will be reimbursed up to $50,000 in eligible relocation expenses in connection with his relocation to the Company’s headquarters in Davis, California.

As set forth in the offer letter, and consistent with the Company’s other named executive officers, Mr. Ketkar’s employment will be “at-will.”  Mr. Ketkar will, however, enter into a severance and change in control agreement with the Company (the “CIC Agreement”), which by its terms will expire on the third anniversary of the Effective Date.  Pursuant to the CIC Agreement, if the Company terminates Mr. Ketkar’s employment for a reason other than cause or Mr. Ketkar’s death or disability at any time other than during the first twelve months of Mr. Ketkar’s employment or the twelve-month period immediately following a change of control, then Mr. Ketkar will receive the following severance benefits from the Company:  (i) severance in the form of base salary continuation for a period of six months; and (ii) reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, for Mr. Ketkar and his eligible dependents for up to six months.

If during the first twelve months of Mr. Ketkar’s employment or the twelve-month period immediately following a change of control, (x) the Company terminates Mr. Ketkar’s employment for a reason other than cause or Mr. Ketkar’s death or disability, or (y) Mr. Ketkar resigns from employment for good reason, then, in lieu of the above described severance benefits, Mr. Ketkar shall receive the following severance benefits from the Company:  (i) severance in the form of base salary continuation for a period of twelve months; (ii) reimbursement for premiums paid for coverage pursuant to COBRA for Mr. Ketkar and his eligible dependents for up to twelve months; and (iii) vesting shall accelerate as to 100% of all of Mr. Ketkar’s outstanding equity awards.

Mr. Ketkar’s receipt of severance payments or benefits pursuant to the CIC Agreement is subject to his signing a release of claims in the Company’s favor and complying with certain restrictive covenants set forth in the CIC Agreement.  The CIC Agreement contains a “better after-tax” provision, which provides that if any of the payments to Mr. Ketkar constitutes a parachute payment under Section 280G of the Code, the payments will either be (i) reduced or (ii) provided in full to Mr. Ketkar, whichever results in him receiving the greater amount after taking into consideration the payment of all taxes, including the excise tax under Section 4999 of the Code, in each case based upon the highest marginal rate for the applicable tax.

There are no family relationships between any director or executive officer of the Company and Mr. Ketkar, and no transactions reportable under Item 404(a) of Regulation S-K in which he has a direct or indirect material interest. Further, there are no arrangements or understandings between Mr. Ketkar and any other person pursuant to which he was appointed to serve as President and Chief Executive Officer.

In connection with Mr. Ketkar’s appointment, Roger Salameh will step down as Interim President and Chief Executive Officer of the Company, effective May 23, 2016.  Mr. Salameh was appointed Interim President and Chief Executive Officer on February 11, 2016, while the Board conducted a search for a permanent President and Chief Executive Officer for the Company.  Mr. Salameh will take on a new role as Chief Operating Officer for the Company, reporting to Mr. Ketkar, effective May 23, 2016.

The foregoing description of Mr. Ketkar’s offer letter and CIC Agreement is a summary and is qualified in its entirety by reference to the offer letter and appended form of CIC Agreement, which are attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Offer Letter and appended form of Severance and Change In Control Agreement between the Company and Raj Ketkar, dated April 12, 2016.
99.1	Press release issued by Arcadia Biosciences, Inc. entitled “ARCADIA BIOSCIENCES ANNOUNCES FIRST-QUARTER 2016 FINANCIAL RESULTS AND BUSINESS HIGHLIGHTS” dated May 10, 2016.
99.2	Press release issued by Arcadia Biosciences, Inc. entitled “ARCADIA BIOSCIENCES NAMES NEW CHIEF EXECUTIVE OFFICER” dated May 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCADIA BIOSCIENCES, INC.

Date: May 10, 2016	By:	/s/ STEVEN F. BRANDWEIN
	Name:	Steven F. Brandwein
	Title:	Interim Chief Financial Officer